EXHIBIT 23.7

                       CONSENT


     We hereby consent to the filing of the preliminary appraisal prepared by our firm with respect to Peoples
Bancorp of Washington as an exhibit to Post-Effective
Amendment No. 1 to German American Bancorp's
Registration Statement on Form S-4.

Austin Associates, Inc.


/s/ Craid J. Mancinotti
Craig J. Mancinotti
Executive Vice President and Principal



Date:  January 31, 1997